Exhibit 10.1
First Amendment to
 Credit Agreement

This First Amendment to Credit Agreement (this "Amendment") is dated as of December 8, 2014 by and among Alliance Data Systems Corporation (the "Borrower"), the Guarantors party hereto, the Banks party hereto, and Wells Fargo Bank, N.A., as Administrative Agent and Letter of Credit Issuer.

Preliminary Statements

A.  The Borrower, the Guarantors, the Banks, and Wells Fargo Bank, N.A., as Administrative Agent, have heretofore executed and delivered a Credit Agreement dated as of July 10, 2013 (the "Credit Agreement"; terms defined therein being used herein as so defined unless otherwise defined herein).

B.  The Borrower has requested that the Maturity Date be extended pursuant to Section 2.18 of the Credit Agreement to an Extended Maturity Date of December 8, 2019.

C.  Each Bank listed on Schedule I hereto has agreed to so extend its outstanding Term Loan and Revolving Credit Commitment in the amount stated opposite its name on Schedule I hereto.

D.  The Borrower has requested an Incremental Term Loan facility comprised of new Term Loan Commitments (the "Incremental Term Commitments") in an aggregate principal amount of $1,400,000,000 which shall constitute part of, and be added to, the existing Term Credit and pursuant to which additional Term Loans shall be made to the Borrower, in accordance with Section 2.16 of the Credit Agreement (the "Incremental Term Facility").

E.  Pursuant to Section 2.16 of the Credit Agreement, the Borrower may establish such Incremental Term Facility by entering into an amendment with each institution that agrees to provide such Incremental Term Facility and the Administrative Agent.

F.  Each of the First Amendment Incremental Term Banks identified in the signature pages hereto has indicated its willingness to provide its Incremental Term Commitment on the terms and subject to the conditions herein contained.

Now, Therefore, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Guarantors, the Banks party hereto and the Administrative Agent hereby agree as follows:

Article I
 Amendments

Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the defined terms "Sanctioned Country"  and "Sanctioned Person" and (b) inserting in alphabetical order new definitions to read as follows (and such new defined terms shall also be applicable for purposes of this Amendment):

"2014 Indenture" means the Indenture dated as of July 29, 2014 among the Borrower, as issuer, the Subsidiaries of the Borrower listed on the signature page thereto and Wells Fargo Bank, N.A., as trustee, as in effect in the First Amendment Effective Date.

"2019 Maturity Date" means December 8, 2019.

"AML Laws" means all laws, rules, and regulations of any jurisdiction applicable to any Bank, the Borrower, the Borrower's Subsidiaries or any Guarantor from time to time concerning or relating to anti-money laundering.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Borrower's Subsidiaries or any Guarantor from time to time concerning or relating to bribery or corruption.

"Extended 2013 Term Loan" means with respect to any Extending 2013 Term Loan Bank at any time, the portion of such Bank's outstanding Term Loan extended pursuant to the First Amendment.

"Extending 2013 Term Loan Bank" means any Bank that has agreed to extend all or a portion of its outstanding Term Loan until the 2019 Maturity Date pursuant to the First Amendment.

"First Amendment" means the First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Guarantors, the Banks party thereto and the Administrative Agent.

"First Amendment Effective Date" means December 8, 2014.

"First Amendment Incremental Term Bank" means each institution that has agreed to make a First Amendment Incremental Term Loan.

"First Amendment Incremental Term Loan" means each Incremental Term Loan advanced pursuant to the First Amendment.

"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. or any successor to its rating agency business and BBB- (or the equivalent) by Standard & Poor's, a division of The McGraw‑Hill Companies, Inc., or any successor to its rating agency business, or an equivalent rating by a "nationally recognized statistical rating organization" as defined in Section 3 of the Securities Exchange Act of 1934, as amended.

"Non-Extended 2013 Term Loan" means any outstanding Term Loan that is not an Extended 2013 Term Loan.

"Non-Extending 2013 Term Loan Bank" means any Bank that holds any Non-Extended 2013 Term Loan.

"Sanctioned Country" means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (as of the First Amendment Effective Date, Cuba, Iran, North Korea, Sudan, and Syria).

"Sanctioned Person" means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by OFAC, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty's Treasury, Switzerland or any other relevant authority, (b) any Person located, organized or resident in, or any government or Governmental Authority of, a Sanctioned Country or (c) any Person 50% or more owned by any Person described in clauses (a) or (b) hereof.

"Sanctions" means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by:  (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S.

Department of State, or the U.S. Department of Commerce; (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) Her Majesty's Treasury; (e) Switzerland; or (f) any other relevant authority.

Section 1.2.  Section 2.5 of the Credit Agreement is hereby amended by (i) changing the reference in the parenthetical immediately prior to the amortization table set forth in Section 2.5(b) from "Section 2.16" to "Section 2.18" and (ii) inserting at the end thereof new Sections 2.5(d) and (e) as follows:

(d)  Pursuant to Sections 2.5(c) and 2.18, in addition to the principal payments listed in Section 2.5(b), commencing on June 30, 2018, the Borrower unconditionally promises to pay to the Administrative Agent for the account of each Extending 2013 Term Loan Bank the then unpaid principal amount of the Extended 2013 Term Loan of such Bank in installments payable on the dates set forth below, with each such installment being in the aggregate principal amount for all Extending 2013 Term Loan Banks set forth opposite such date below (and, if applicable, as may be required pursuant to Article 6 or Section 2.18):

Installment Date	Aggregate Principal Amount

June 30, 2018	$14,779,662.65
September 30, 2018	$14,779,662.65
December 31, 2018	$14,779,662.65
March 31, 2019	$14,779,662.65
June 30, 2019	$14,779,662.65
September 30, 2019	$14,779,662.65

; provided that to the extent not previously paid the aggregate unpaid principal balance of the Extended 2013 Term Loans shall be due and payable on the 2019 Maturity Date.

(e)  Pursuant to Section 2.16, commencing on March 31, 2015, the Borrower unconditionally promises to pay to the Administrative Agent for the account of each First Amendment Incremental Term Bank the then unpaid principal amount of the First Amendment Incremental Term Loan of such Bank in installments payable on the dates set forth below, with each such installment being in the aggregate principal amount for all First Amendment Incremental Term Banks set forth opposite such date below (and, if applicable, as may be required pursuant to Article 6 or Section 2.18):

Installment Date	Aggregate Principal Amount

March 31, 2015	$8,750,000
June 30, 2015	$8,750,000
September 30, 2015	$17,500,000
December 31, 2015	$17,500,000
March 31, 2016	$17,500,000
June 30, 2016	$17,500,000
September 30, 2016	$17,500,000
December 31, 2016	$17,500,000
March 31, 2017	$17,500,000
June 30, 2017	$17,500,000
September 30, 2017	$17,500,000
December 31, 2017	$17,500,000
March 31, 2018	$17,500,000
June 30, 2018	$17,500,000
September 30, 2018	$17,500,000
December 31, 2018	$17,500,000
March 31, 2019	$17,500,000
June 30, 2019	$17,500,000
September 30, 2019	$17,500,000

; provided that to the extent not previously paid the aggregate unpaid principal balance of the First Amendment Incremental Term Loans shall be due and payable on the 2019 Maturity Date.

Section 1.3.  Section 2.10 of the Credit Agreement is hereby amended by inserting at the end thereof a new Section 2.10(d) as follows:

(d)  Notwithstanding any other provision of this Agreement, so long as no Default has occurred and is continuing, if so elected by the Borrower by written notice to the Administrative Agent, any optional prepayment of Term Loans shall be applied first to Non-Extended 2013 Term Loans before being applied to other Term Loans.

Section 1.4.  Section 2.16(a)(i) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(i)  any Commitment Amount Increase or Incremental Term Loan that results in the sum of the aggregate Commitment Amount Increases and Incremental Term Loans effective after the First Amendment Effective Date to be in excess of $500,000,000 will require the approval of the Required Banks (and in all other cases, no approval or consent of any Bank shall be required except the Banks providing such Commitment Amount Increase or Incremental Term Loan and the consents contemplated by clause (v) below),

Section 1.5.  Section 4.12 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 4.12.  AML Laws; Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.  None of (a) the Borrower, any Guarantor or any Subsidiary or (b) to the knowledge of the Borrower, (1) any of their respective directors, officers, employees or Affiliates, or (2) any agent of the Borrower, any Guarantor, or any Subsidiary or other Affiliate that will act in any capacity in connection with or benefit from the credit facility established by this Agreement, (i) is a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, or Sanctions. No Borrowing, Letter of Credit, or use of proceeds of any Borrowing or Letter of Credit, including the funding of all or a portion of the purchase price of any Restricted Acquisition, nor any repayment of Borrowings or reimbursement of any payment made pursuant to any Letter of Credit, will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any Person participating in the transactions contemplated by this Credit Agreement, whether as lender, borrower, guarantor, agent, or otherwise.  The Borrower represents that, except as disclosed to the Agent and the Lenders prior to the First Amendment Effective Date, neither it nor any of its Subsidiaries, nor any Guarantor, or, to the knowledge of the Borrower, any other Affiliate, is as of the First Amendment Effective Date engaged in, or intends to engage in, any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

Section 1.6.  Section 5.5 of the Credit Agreement is hereby amended by inserting at the end thereof the following sentence:

The Borrower will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

Section 1.7.  Section 5.8 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 5.8.  Use of Proceeds.  The proceeds of the Loans made under this Agreement will be used by the Borrower to finance the general corporate and working capital needs of the Borrower and its Subsidiaries including, without limitation, the refinancing of existing indebtedness and the financing of Restricted Acquisitions.  None of the proceeds of any Loan made hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.  Proceeds of the First Amendment Incremental Term Loan will be used by the Borrower to finance, in part, the acquisition of Conversant, Inc.  The Borrower will not, directly or, to the Borrower's knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, or (C)  in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor, lender, investor or otherwise).

Section 1.8.  Section 5.9 of the Credit Agreement is hereby amended by (i) deleting the "and" appearing at the end of subsection (j) thereof, (ii) deleting Section 5.9(k) in its entirety and (iii) inserting new Sections 5.9(k) and (l) as follows:

(k)  Liens securing the Obligations; and

(l)  Liens not otherwise permitted by the foregoing clauses of this Section 5.9 securing Debt or other obligations in an aggregate principal or face amount at any date not to exceed $250,000,000.

Section 1.9.  Section 5.20(a) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(a)  cause each Material Domestic Subsidiary to execute this Agreement as a Guarantor (and from and after the Effective

Date cause each Material Domestic Subsidiary to execute and deliver to the Administrative Agent, as promptly as possible, but in any event within thirty (30) days after becoming a Material Domestic Subsidiary of the Borrower (or, in the case of any Subsidiary acquired or created in connection with a Restricted Acquisition, within ninety (90) days after becoming a Material Domestic Subsidiary of the Borrower), an executed Guarantor Supplement to become a Guarantor hereunder (whereupon such Subsidiary shall become a "Guarantor" under this Agreement)), and

Section 1.10.  A new Section 5.22 to the Credit Agreement is hereby inserted immediately following Section 5.21 in its entirety and as so inserted shall read as follows:

Section 5.22.  Limitation on Negative Pledge Clauses.  Neither any Credit Party nor any Subsidiary shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement and the other Credit Documents, (b) any agreement governing any Liens not prohibited by Section 5.9 (in each case under this clause (b) other than Section 5.9(k), any prohibition or limitation shall only be effective against the assets permitted to be pledged thereby), (c) any agreement in existence on the First Amendment Effective Date, including the 2014 Indenture and the Indentures dated as of March 29, 2012 and November 20, 2012, with the Borrower, as issuer, and in each case the supplemental indentures thereto in existence on the First Amendment Effective Date, (d) any agreement with respect to customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders' agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements, (e) any agreement with any Governmental Authority, (f) any merger agreement or any agreement for the sale or other disposition of an asset, including the Capital Stock or other securities or obligations of a Subsidiary, if such disposition is made in compliance with this Agreement, including Section 5.7 of this Agreement, (g) any agreements (other than relating to Debt) entered into in the ordinary course of business that do not, in the aggregate, detract from the value of the property or assets of the Borrower or any Subsidiary in any material manner (including non-assignment provisions in leases and licenses), (h) any agreement governing Debt that does not have an Investment Grade Rating at the time of incurrence of such Debt if the negative pledge prohibitions and limitations in such agreement are not more restrictive in any material respect than the negative pledge prohibitions and limitations contained in the 2014 Indenture, (i) any agreement governing Debt that has an Investment Grade Rating at the time of incurrence of such Debt, (j) any agreement of a Person, or with respect to any property or asset, acquired after the First Amendment Effective Date (including by merger or consolidation) as in effect at the time of such acquisition (except to the extent such agreement was incurred in connection with or in contemplation of such acquisition), if the negative pledge prohibitions and limitations in such agreement are not applicable to any Person, or any property or assets, as applicable, other than the Person, or the property or assets, so acquired, (k) any agreement of a Qualified Securitization Entity, or with respect to any Securitization Assets, if the negative pledge prohibitions and limitations in such agreement are not applicable to any Person, or any assets, as applicable, other than such Qualified Securitization Entity or such Securitization Assets, (l) any agreement prohibiting or limiting the ability of a Foreign Subsidiary, Insured Subsidiary, Qualified Securitization Entity or a Subsidiary of a Foreign Subsidiary, Insured Subsidiary or Qualified Securitization Entity to create, incur, assume or suffer to exist Liens on its assets to secure the Obligations, (m) any agreement imposed by a customer or supplier in the ordinary course of business restricting cash or other deposits or net worth of a Credit Party or Subsidiary, (n) any agreement governing any Derivatives Obligations that constitute Obligations if (1) such agreement requires such Derivatives Obligations to be equally and ratably secured with obligations for borrowed money under this Agreement or any other Credit Document, or (2) a termination event or termination right under such agreement would exist if such Derivatives Obligations are not equally and ratably secured with obligations for borrowed money under this Agreement or any other Credit Document, and (o) any agreement that amends, modifies, restates, renews, increases, supplements, refunds, replaces, extends or refinances any agreement described in this Section 5.22 from time to time, in whole or in part, if the negative pledge prohibitions and limitations in such agreement are not materially more restrictive, taken as a whole, than the negative pledge prohibitions and limitations in the agreement so amended, modified, restated, renewed, increased, supplemented, refunded, replaced, extended or refinanced.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such prohibition or limitation, any such prohibition or limitation with respect to a specified asset or property or group or type of assets or property may also apply to all improvements, additions and accessions thereto, assets and property affixed or appurtenant thereto, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Section 1.11.  Sections 6.1(e) and (f) of the Credit Agreement are hereby amended in their entirety and as so amended shall read as follows:

(e)  any Credit Party or any Subsidiary of any of them shall fail to make any payment or payments, individually or in the aggregate, of at least $50 million in respect of any Material Financial Obligations when due or within any applicable grace period;

(f)  any event or condition shall occur which results in the acceleration of the maturity of any Material Financial Obligation of any Credit Party or any Subsidiary of a Credit Party or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Financial Obligation or any Person acting on such holder's behalf to accelerate the maturity thereof;

Section 1.12.  Appendix I to the Credit Agreement is hereby amended in its entirety and as so amended shall be as set forth as Schedule III to this Amendment.

Article II
 Maturity Date

Section 2.1.  Subject to the satisfaction of the conditions precedent contained in Article IV below, each Bank listed on Schedule I hereto extends the final maturity date applicable to the amount of its Term Loans and Revolving Credit Commitment stated next to its name on Schedule I hereto to the 2019 Maturity Date (with, in the case of the Term Loans, such required quarterly installment payments as detailed in Sections 2.5(b) and 2.5(d) of the Credit Agreement, after giving effect to this First Amendment).

Section 2.2.  The final maturity date applicable to each Non-Extended 2013 Term Loan shall be the Maturity Date.  The Extending 2013 Term Loan Banks and the First Amendment Incremental Term Banks understand and agree that the Non-Extended 2013 Term Loans shall become due and be payable, together with all interest and fees related thereto, on the Maturity Date, which is prior to the 2019 Maturity Date, and that the Non-Extended 2013 Term Loans may be optionally prepaid prior to the Extended 2013 Term Loans and the First Amendment Incremental Term Loans pursuant to Section 2.10(d) of the Credit Agreement, after giving effect to this First Amendment.

Article III
 Incremental Term Facility

Section 3.1.  Subject to satisfaction of the conditions precedent contained in Article IV below, each First Amendment Incremental Term Bank hereby severally agrees to provide an Incremental Term Commitment in the amount set forth next to its name on the Incremental Term Commitment Schedule attached as Schedule II hereto, with each such Incremental Term Commitment to be effective as of the First Amendment Effective Date.  Each Incremental Term Commitment provided pursuant to this Amendment shall be subject to all of the terms and conditions set forth in the Credit Agreement.  The Term Loans with respect to the Incremental Term Facility shall be drawn in full in a single advance on the First Amendment Effective Date subject to the requirements of Section 2.16 of the Credit Agreement.  The Credit Parties and Banks hereby agree that on the First Amendment Effective Date, and notwithstanding anything to the contrary contained in the Credit Agreement, (i) the Term Credit shall increase by the Incremental Term Facility effected hereby and (ii) there shall be an automatic adjustment to the Term Loan Percentage in respect of the Term Credit of each Bank with an outstanding Term Loan resulting from the Incremental Term Facility.

Section 3.2.  The Term Loans funded by the First Amendment Incremental Term Banks on the First Amendment Effective Date shall mature on the 2019 Maturity Date and shall be subject to the (i) same Base Rate Margin, Euro Dollar Margin, prepayment provisions (including Section 2.10(d) of the Credit Agreement, after giving effect to this First Amendment) and other terms and conditions applicable to the Term Credit and the Extended 2013 Term Loans generally under the Credit Agreement and the other Credit Documents and (ii) amortization schedule set forth in Section 2.5(e).  Notwithstanding the foregoing, the First Amendment Incremental Term Loans shall not be repaid from the amortization schedules described in Sections 2.5(b) and 2.5(d). This Amendment shall constitute a "Commitment Amount Increase" for purposes of Section 2.5(b) of the Credit Agreement.

Article IV
 Conditions Precedent

Section 4.1.  This Amendment shall become effective as of the opening of business on December 8, 2014 upon satisfaction of the following conditions precedent:

(a)  the Administrative Agent shall have received counterparts hereof executed by the Borrower, the Guarantors, the Required Banks, each First Amendment Incremental Term Bank, and each affected Bank;

(b)  the Administrative Agent shall have received certified copies of resolutions of the boards of directors (or equivalent governing body) of the Borrower and each Guarantor authorizing the execution and delivery of this Amendment and reasonably satisfactory evidence indicating the authorized signers of this Amendment and the specimen signatures of such signers;

(c)  the Administrative Agent shall have received copies of the Borrower's and each Guarantor's articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

(d)  the Administrative Agent shall have received an opinion of counsel to the Credit Parties in a form reasonably acceptable to the Administrative Agent covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

(e)  the Borrower shall have paid the fees as agreed between the Borrower and the Co-Lead Arrangers in the Fee Letter dated November 3, 2014;

(f)  the fact that immediately prior to and after giving effect to this Amendment, no Default has occurred and is continuing; and

(g)  the fact that the representations and warranties of the Credit Parties contained in the Credit Agreement are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) on and as of the date of the First Amendment Effective Date (other than representations and warranties that relate to a specific date, which shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such date).

If this Amendment becomes effective, the changes in timing of the calculation of the Euro-Dollar Margin, Base Rate Margin, Canadian Base Rate Margin, and Applicable Commitment Fee Percentage shall take effect for any fiscal quarter of the Borrower ending December 31, 2014 and thereafter.

Article V
 Miscellaneous

Section 5.1.  The term "Banks" as defined in Section 1.1 of the Credit Agreement shall mean and include the Banks currently party to the Credit Agreement and, from and after the First Amendment Effective Date, each financial institution party hereto, including each First Amendment Incremental Term Bank.  Each First Amendment Incremental Term Bank agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto and hereby confirms that its administrative details are set forth in its Administrative Questionnaire.  From and after the First Amendment Effective Date, each First Amendment Incremental Term Bank shall have all the rights of a Bank under the Credit Agreement as if it were an original signatory thereto.

Section 5.2.  To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that:  (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) on and as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) immediately prior to and after giving effect to this Amendment no Default or Event of Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower and each other Credit Party, and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of the Borrower and each other Credit Party, enforceable against the Borrower and each other Credit Party in accordance with its terms; and (d) no consent, approval, authorization, order, registration or qualification with any Governmental Authority is required for, and the absence of which would materially adversely affect, the legal and valid execution and delivery or performance by the Borrower or any other Credit Party of this Amendment or the performance by the Borrower or any other Credit Party of the Credit Agreement, as amended by this Amendment.

Section 5.3.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a "PDF" file) shall be effective as delivery of a manually executed counterpart hereof.

Section 5.4.  Except as specifically provided above, the Credit Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.  The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any Note, nor constitute a waiver or modification of any provision of any of the Credit Agreement or any Note.  This Amendment shall be a Credit Document as defined in the Credit Agreement.

Section 5.5.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York.

[Signature Pages follow]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Alliance Data Systems Corporation, as
Borrower

By /s/ Charles L. Horn
Name:  Charles L. Horn
Title:   Executive Vice President and Chief
Financial Officer

ADS Alliance Data Systems, Inc., as a
Guarantor

By /s/ Charles L. Horn
Name:  Charles L. Horn
Title:   Executive Vice President and Chief
Financial Officer

Epsilon Data Management, LLC, as a
Guarantor

By /s/ Charles L. Horn
Name:  Charles L. Horn
Title:   Executive Vice President and Chief
Financial Officer

Alliance Data Foreign Holdings, Inc., as a
Guarantor

By /s/ Charles L. Horn
Name:  Charles L. Horn
Title:   Executive Vice President and Chief
Financial Officer

ADS Foreign Holdings, Inc.

By /s/ Charles L. Horn
Name:  Charles L. Horn
Title:   Executive Vice President and Chief
Financial Officer

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Comenity LLC

By /s/ Jeffrey L. Fair
Name:  Jeffrey L. Fair
Title:   Vice President, Tax

Aspen Marketing Services, LLC

By /s/ Charles L. Horn
Name:  Charles L. Horn
Title:   Executive Vice President and Chief
Financial Officer

Comenity Servicing LLC

By /s/ Jeffrey L. Fair
Name:  Jeffrey L. Fair
Title:   Vice President, Tax

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Wells Fargo Bank, N.A., individually as a
Bank, as Administrative Agent, Letter of
Credit Issuer, CAD Fronting Bank and Swing
Lender

By /s/ Sid Khanolkar
Name: Sid Khanolkar
Title: Director

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Bank of America, N.A.

By /s/ Prayes Majmudar
Name:  Prayes Majmudar
Title:    Director

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

JPMorgan Chase Bank, N.A.

By  /s/ Tina Ruyter
Name: Tina Ruyter
Title:   Executive Director

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

SunTrust Bank

By /s/ Douglas O'Bryan
Name:  Douglas O'Bryan
Title:    Director

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Fifth Third Bank

By /s/ Matthew Lewis
Name:  Matthew Lewis
Title:    Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Royal Bank of Canada

By /s/ Kevin Flynn
Name:  Kevin Flynn
Title:    Authorized Signatory

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Mizuho Bank, Ltd.

By /s/ Bertram H. Tang
Name: Bertram H. Tang
Title:   Authorized Signatory

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Barclays Bank PLC

By /s/ Ronnie Glenn
Name:  Ronnie Glenn
Title:    Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

The Bank of Nova Scotia

By /s/ Thane Rattew
Name: Thane Rattew
Title:   Managing Director

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

The Bank of Tokyo-Mitsubishi UFJ, Ltd

By /s/ Lillian Kim
Name:  Lillian Kim
Title:    Director

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Sumitomo Mitsui Banking Corporation

By /s/ Shuji Yabe
Name: Shuji Yabe
Title:   Managing Director

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Regions Bank

By /s/ Bruce Rudolph
Name:  Bruce Rudolph
Title:    Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

The Huntington National Bank

By /s/ Dan Swanson
Name:  Dan Swanson
Title:    Staff Officer

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

KeyBank National Association

By /s/ Geoff Smith
Name:  Geoff Smith
Title:    Senior Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Canadian Imperial Bank of Commerce, New
York Branch

By /s/ Dominic Sorresso
Name:  Dominic Sorresso
Title:    Authorized Signatory

By /s/ Robert Robin
Name: Robert Robin
Title:   Authorized Signatory

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Capital One, National Association

By /s/ Dean H. Rosencrans
Name: Dean H. Rosencrans
Title:   Senior Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

The Northern Trust Company

By /s/ Sara Bravo McCaulay
Name: Sara Bravo McCaulay
Title:   Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Compass Bank

By /s/ Kevin Wisel
Name:  Kevin Wisel
Title:    Senior Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Cadence Bank, N.A.

By /s/ Melinda N. Jackson
Name:  Melinda N. Jackson
Title:    Senior Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Manufacturers Bank

By /s/ Sean Walker
Name:  Sean Walker
Title:    Senior Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Synovus Bank

By /s/ Joseph Keener
Name:  Joseph Keener
Title:    Senior Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

First Commercial Bank, Ltd., a Republic of
China Bank acting through its Los Angeles
Branch

By /s/ Jenn-Hwa Wang
Name:  Jenn-Hwa Wang
Title:    Vice President & General Manager

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Chan Hwa Commercial Bank, Ltd., Los
Angeles Branch

By /s/ Kang Yang
Name:  Kang Yang
Title:    Vice President & General Manager

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

BNP Paribas

By /s/ Nicolas Rabier
Name:  Nicolas Rabier
Title:    Managing Director

By /s/ Louise Roussel
Name:   Louise Roussel
Title:     Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

U.S. Bank National Association

By /s/ Callen M. Strunk
Name:  Callen M. Strunk
Title:    Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Deutsche Bank AG, New York Branch

By  /s/ Peter Cucchiara
Name:  Peter Cucchiara
Title:    Vice President

By  /s/ Kirk L. Tashjian
Name:  Kirk L. Tashjian
Title:    Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Banco de Sabadell, S.A. - Miami Branch

By /s/ Maurici Lladó
Name:  Maurici Lladó
Title:    Executive Director

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

FirstMerit bank, N.A.

By  /s/ Tim Daniels
Name:   Tim Daniels
Title:     Senior Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Mega International Commercial Bank Co.,
Ltd., Silicon Valley Branch

By /s/ Nian Tzy Yeh
Name:  Nian Tzy Yeh
Title:    V.P. & General Manager

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

First National Bank of Omaha

By /s/ Andrew Wong
Name:  Andrew Wong
Title:    Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Modern Bank, N.A.

By /s/ Eric N. Pelletier
Name:   Eric N. Pelletier
Title:     Managing Director

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Bank of the West

By /s/ David G. Kronen
Name:  David G. Kronen
Title:    Senior Vice President

By /s/ Richard J. Tico
Name:  Richard J. Tico
Title:    Vice President

[Signature Page to First Amendment to Credit Agreement - Alliance Data Systems Corporation]

Schedule III

Appendix I

 Pricing Schedule

"Euro Dollar Margin" means, (i) for any day during the period from the First Amendment Effective Date to but excluding the first due date (the "First Due Date") of the compliance certificate and financials statements required pursuant to Section 5.1(a) or (b) (each such date, a "Due Date"), 2.00% per annum and (ii) thereafter, from and after each Due Date to but excluding the next succeeding Due Date, the applicable percentage per annum set forth below in the appropriate row under the column corresponding to the Borrower's Total Leverage Ratio as calculated for the last day of the fiscal quarter of the Borrower ended immediately prior to such Due Date; provided that at all times during which financial statements have not been delivered when required pursuant to Section 5.1(a) or (b), as the case may be, the Euro Dollar Margin shall be as set forth below under the column heading "Level IV."

"Base Rate Margin" means (i) for any day during the period from the First Amendment Effective Date through but excluding the First Due Date, 1.00% per annum and (ii) thereafter, from and after each Due Date to but excluding the next succeeding Due Date, the applicable percentage per annum set forth below in the appropriate row under the column corresponding to the Borrower's Total Leverage Ratio as calculated for the last day of the fiscal quarter of the Borrower ended immediately prior to such Due Date; provided that at all times during which financial statements have not been delivered when required pursuant to Section 5.1(a) or (b), as the case may be, the Base Rate Margin shall be as set forth below under the column heading "Level IV."

"Canadian Base Rate Margin" means (i) for any day during the period from the First Amendment Effective Date through but excluding the First Due Date, 1.00% per annum and (ii) thereafter, from and after each Due Date to but excluding the next succeeding Due Date, the applicable percentage per annum set forth below in the appropriate row under the column corresponding to the Borrower's Total Leverage Ratio as calculated for the last day of the fiscal quarter of the Borrower ended immediately prior to such Due Date; provided that at all times during which financial statements have not been delivered when required pursuant to Section 5.1(a) or (b), as the case may be, the Canadian Base Rate Margin shall be as set forth below under the column heading "Level IV."

"Applicable Commitment Fee Percentage" means, (i) for any day during the period from the First Amendment Effective Date through but excluding the First Due Date, 0.350% per annum and (ii) thereafter, from and after each Due Date to but excluding the next succeeding Due Date, the applicable percentage per annum set forth below in the appropriate row under the column corresponding to the Borrower's Total Leverage Ratio as calculated for the last day of the fiscal quarter of the Borrower ended immediately prior to such Due Date; provided that at all times during which financial statements have not been delivered when required pursuant to Section 5.1(a) or (b), as the case may be, the Applicable Commitment Fee Percentage shall be as set forth below under the column heading "Level IV."

Status	Level I	Level II	Level III	Level IV

Total Leverage Ratio	<1.00	≥1.00<1.50	≥1.50 < 2.50	≥2.50

Euro‑Dollar Margin	1.25%	1.50%	1.75%	2.00%

Base Rate Margin and Canadian Base Rate Margin	0.25%	0.50%	0.75%	1.00%

Applicable Commitment Fee Percentage	0.250%	0.275%	0.300%	0.350%